                                                                   EXHIBIT 10.11


                               CKS PARTNERS, INC.
                                  LEASE INDEX
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1.    Parties .........................................................    1

2.    Premises ........................................................    1

3.    Term ............................................................    1

      3.1 Term ........................................................    1

      3.2 Early possession ............................................    1

4.    Rent ............................................................  1,2

5.    Security deposit ................................................    2

6.    Use .............................................................    2

7.    Compliance with law .............................................    2

      7.1 Lessor's representation .....................................    2

      7.2 Lessee's compliance .........................................  2,3

8.    Condition of Premises ...........................................    3

      8.1 Delivery of Premises ........................................    3

      8.2 Lessee's acceptance .........................................    3

9.    Maintenance, repairs and alterations ............................    3

      9.1 Lessee's obligations ........................................    3

      9.2  Surrender ..................................................  3,4

      9.3  Lessor's rights ............................................    4

      9.4  Lessor's obligations .......................................    4

      9.5  Lessee's alterations and additions .........................    4

           (a)  Lessor's consent required .............................    4

           (b)  Form of Lessee's request ..............................    5

           (c)  Payment of mechanics and materialmen ..................    5

           (d)  Status of fixtures ....................................    5

10.   Insurance and indemnity .........................................    5

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      10.1  Liability insurance .......................................    5

      10.2  Property insurance ........................................    6

            (a) Premise insurance .....................................    6

            (b) Insurance of Lessee's fixtures ........................    6

      10.3  Insurance Policies ........................................    6

      10.4  Waiver of Subrogation .....................................    6

      10.5  Indemnity .................................................  6,7

      10.6  Exemption of Lessor from Liability ........................    7

11.   Damage or Destruction ...........................................    7

      11.1  Definitions ...............................................    7

            (a) Partial damage ........................................    7

            (b) Total destruction .....................................    7

            (c) Insured Loss ..........................................    7

      11.2  Partial Damage - Insured Loss .............................  7,8

      11.3  Partial Damage - Uninsured Loss ...........................    8

      11.4  Total Destruction .........................................    8

      11.5  Damage Near End of Term ...................................    8

      11.6  Abatement of Rent; Lessee's Remedies ......................    8

            (a) Abatement of rent .....................................    8

            (b) Lessee's right to terminate ...........................  8,9

      11.7  Termination - Advance Payments ............................    9

      11.8  Waiver ....................................................    9

12.   Real Property Taxes .............................................    9

      12.1  Payment of Taxes ..........................................    9

      12.2  Definition of "Real Property Tax" ......................... 9,10

      12.3  Personal Property Taxes ...................................   10

            (a) Lessee's property .....................................   10

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            (b) Mixed ownership .......................................   10

13.   Utilities .......................................................   10

14.   Operating Expenses ..............................................   10

15.   Assignment and subletting .......................................   10

      15.1  Lessor's consent required .................................   10

      15.2  Lessee Affiliate ..........................................   11

      15.3  No Release of Lessee ......................................   11

      15.4  Consent after assignment ..................................   11

      15.5  Attorneys' Fees ...........................................   11

16.   Defaults; remedies ..............................................   11

      16.1  Defaults ..................................................   11

            (a) Abandonment ...........................................   11

            (b) Failure to pay ........................................11,12

            (c) Failure to perform ....................................   12

            (d) Insolvency ............................................   12

            (e) False financial statement .............................   12

      16.2  Remedies ..................................................   12

            (a) Termination of lease ..................................   12

            (b) Continue lease ........................................   13

            (c) Other remedies; interest ..............................   13

      16.3  Default by Lessor .........................................   13

      16.4  Late Charges ..............................................   13

      16.5  Impounds ..................................................13,14

17.   Condemnation ....................................................   14

18.   Brokers Fees ....................................................14,15

19.   Estoppel Certificate ............................................   15

      (a) Lessee to provide ...........................................   15

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                  (b) Lessee's failure to provide ..................     15

                  (c) Financial statements .........................     15

20. Lessor's Liability .............................................     15

21. Severability ...................................................     16

22. Interest on Past-due Obligations ...............................     16

23. Time of Essence ................................................     16

24. Additional Rent ................................................     16

25. Incorporation of prior agreements; amendments ..................     16

26. Notices ........................................................     16

27. Waivers ........................................................     16

28. Recording ......................................................     17

29. Holding Over ...................................................     17

30. Cumulative Remedies ............................................     17

31. Covenants and Conditions .......................................     17

32. Binding Effect; Choice of Law ..................................     17

33. Subordination ..................................................     17

      33.1   Subordination; Lessee's right to
             continued possession ..................................     17

      33.2   Subordination documents ...............................     17

34. Attorney's Fees ................................................  17,18

35. Lessor's Access ................................................     18

36. Auctions .......................................................     18

37. Merger .........................................................     18

38. Consents .......................................................     18

39. Quiet Possession ...............................................     18

40. Security Measures ..............................................     18

41. Easements ......................................................  18,19

42. Performance Under Protest ......................................     19

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43. Authority ......................................................     19

44. Captions. ......................................................     19

45. Exhibits .......................................................     19

46. Tenant Improvements ............................................     19

      46.1   Improvement Allowance .................................     19

      46.2   Coordination of Construction ..........................     19

      46.3   Additional work by Lessor .............................     19

             a)    Roof replacement ................................     20

             b)    HVSV maintenance ................................     20

             c)    computer room floor .............................     20

             d)    Halon Systems. ..................................     20

             e)    ADA requirements ................................     20

             f)    Structural retrofits ............................     20

             g)    Exterior painting ...............................     20

             h)    Facility review .................................     20

      46.4   Generator. ............................................     20

      46.5   Computer floors .......................................     21

      46.6   Lessee shall use best efforts in space planning .......     21

47. Signs ..........................................................     21

48. Hazardous Materials: ...........................................     21

      48.1   Definition of Hazardous Materials: ....................  21,22

      48.2   Definition of Applicable Laws: ........................     22

      48.3   Responsibility of Parties .............................     22

             a)   Toxic materials ..................................     22

49.   Lessee's Representations and Covenants: ......................     22

      49.1   Handling of hazardous materials .......................     22

      49.2   Use of hazardous materials. ...........................  22,23

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      49.3   compliance with environmental requirements ............     23

      49.4   Release of hazardous materials ........................     23

      49.5   Report of compliance ..................................     23

      49.6   Asbestos. .............................................     24

      49.7   Default. ..............................................     24

      49.8   Condition to assignment ...............................     24

50.   Indemnification of Lessor: ...................................     24

      5O.1   Removal of hazardous materials. .......................     24

      50.2   Waiver ................................................     24

51.   Limitation of Liability of Lessor, Lien Priority .............  24,25

52.   Option to extend term ........................................     25

      (a) Notice of Exercise .......................................     25

      (b) No Default ...............................................  25,26

      (c) Rental Rate ..............................................     26

      (d) Option not separately assignable .........................     26

                                INDUSTRIAL LEASE

1. Parties. This Lease, dated November 16, 1995 is made by and between BURREL LEONARD, an individual doing business as THE LEONARD COMPANY (herein called "Lessor") and CKS PARTNERS, INC., a California corporation (herein called "Lessee').

2. Premises. Lessor hereby leases to Lessee and Lessee hires from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Cupertino, County of Santa Clara, State of California, commonly known as 20615 Lazaneo Drive, Cupertino, California, consisting of approximately 20,286 square feet of rentable space, and two entry overhangs together with yard, parking and landscaped areas. Said real property, more particularly described on Exhibit "A", includes the land and all improvements thereon, and is herein called "The Premises". Lessee shall have the exclusive use of the 54 parking spaces on site as shown on Exhibit "B", Lessor shall have no obligation to control use of the parking area.

3. Term.

   3.1 Term. The term of this Lease shall be for Seven (7) years and Two
(2) months commencing on March 1, 1996 ("Commencement Date") and ending on April 30, 2003, unless sooner terminated pursuant to any provision hereof. The Commencement Date shall not be affected by the status of the improvements or any required permits including, but not limited to, use and occupancy permits.

   3.2 Early possession. Occupancy shall begin on March 1, 1996; provided, that Lessee can construct improvements, and in cooperation with any work that Lessor conducts, Lessee shall have the right of early access, for the sole purpose of constructing tenant improvement work before the lease Commencement Date, under all the terms of the lease including liability insurance but excluding rent and pass through operating expenses, provided, that Lessee shall transfer all utility accounts into Lessee's name within sixty (60) days after the date of this Lease or upon early possession pursuant to paragraph 3.2.

4. Rent. Lessee shall pay to Lessor during the term of this Lease, monthly installments of rent, commencing on April 15, 1996 (prorated), as follows:

              Month:                        NNN Rent/per Square Foot
              ------                        -----------------------
            01 -  1 1/2                            No Charge
         1 1/2 -  24                             $ 22,314.60
            25 -  48                             $ 24,343.20
            49 -  86                             $ 26,371.80


The monthly installments of rent shall be paid in advance, without offset, on the First day of each month of the term hereof except that Lessee shall pay Lessor upon the execution hereof

$11,157.30 as rent for the second one-half of the second month of the lease term. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other place as Lessor may designate in writing.

5. Security deposit. Lessee shall deposit with Lessor upon execution hereof $26,371.80 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor upon prior written notice to Lessee may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor, with or without protest, in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interests hereunder) at the expiration of the term or within twenty (20) days after Lessee has vacated the Premises, whichever last occurs. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use. The Premises shall be used and occupied only for marketing, sales, administrative offices, computer facility and other related legal uses.

7. Compliance with law.

         7.1 Lessor's representation. Lessor represents, to the best of its knowledge and belief, that the Premises, in its state existing on the Commencement Date, but without regard to the use for which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building code, statute, regulation or ordinance, including, without limitation, requirements of the Americans With Disabilities Act, in effect on such Lease term Commencement Date. In the event it is determined that any of the facts are not as represented, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation defect or defects within Six (6) months from the Commencement Date, the correction of same shall be the obligation of the Lessee at Lessee's sole cost.

         7.2 Lessee's compliance. Except as provided in paragraph 7. 1, Lessee shall at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements, including, without limitation, the

Americans With Disabilities Act, in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or nuisance.

8. Condition of Premises.

         8.1 Delivery of Premises. Lessor shall deliver the Premises to Lessee clean and free of debris on Lease Commencement Date (unless Lessee is already in possession) and the electrical (including light bulbs), plumbing, lighting, heating ventilating, air conditioning and loading doors in the Premises shall be in good operating condition on the Commencement Date. In the event that it is determined that this covenant has been breached, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the defect, to promptly, at Lessor's sole cost, rectify such defect. Lessee's failure to give such written notice to Lessor within Sixty (60) days after the Lease Commencement Date shall raise the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder.

         8.2 Lessee's acceptance. Except as otherwise provided in this Lease, and subject to the provisions of section 46 pertaining to Tenant Improvements, Lessee hereby accepts the Premises in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

9. Maintenance, repairs and alterations.

         9.1 Lessee's obligations. Lessee shall keep in good order, condition and repair, the interior of the Premises and every part thereof, including, without limiting the generality of the foregoing, all plumbing, electrical, lighting facilities and equipment within the Premises, all fixtures, walls (interior), ceilings (interior), floors, windows, doors, plate glass and skylights located within the Premises. And, after installation of a new roof, and with the benefit of the new roof warranty, Lessee shall maintain and repair the roof as needed. Lessee shall also be responsible for parking lot seal, repair and striping, but shall have no obligation to maintain the building foundation, structure, or exterior walls. Lessor shall be responsible for pavement overlay only if it is required in Lessor's reasonable judgment.

         9.2 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing within the premises in good operating condition.

         9.3 Lessor's rights. If Lessee fails to perform Lessee's obligations under this section 9, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days prior written notice, to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof, together with interest thereon at the maximum rate then allowable by law, shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.

         9.4 Lessor's obligations. Except for the obligations of Lessor under paragraph 7.1 relating to Lessor's representations, section 9.1 relating to condition of the Premises upon delivery, section 11, relating to destruction of the Premises, and section 17 relating to condemnation of the Premises, it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, except, that Lessor shall install a new roof as soon as reasonably possible and maintain in good condition the building foundations, structure, roof until a new roof has been installed, exterior walls, and parking lot foundation. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the premises in good order, condition and repair.

         9.5 Lessee's alterations and additions.

                  (a) Lessor's consent required. Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions or Utility Installations in, on, or about the Premises except for nonstructural alterations not exceeding $25,000.00 in cumulative costs during the term of this Lease. In any event, whether or not in excess of $25,000.00 in cumulative costs, Lessee shall make no change or alteration to the structure or to the exterior of the building, on or about the Premises without Lessor's prior written consent. As used in this section 9, the term "Utility Installations" shall mean air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to the condition of the Premises as existed upon completion of the Tenant Improvements described in section 46. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanics' and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor.
Lessor may require that Lessee remove any or all of the same. This paragraph shall not apply to the Tenant Improvements described in section 46.

                  (b) Form of Lessee's request. Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

                  (c) Payment of mechanics and materialmen. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

                  (d) Status of fixtures. Unless Lessor requires their removal, as set forth in paragraph 9.5(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this paragraph 9.5(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 9.2.

10. Insurance and indemnity.

         10.1 Liability insurance. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $2,000,000.00 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of paragraph 10.5. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Any assignee or sub-lessee of Lessee shall also insure Lessor as provided in this paragraph 10.1.

         10.2 Property insurance.

                  (a) Premise insurance. Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the building and Premises, in the amount of the full replacement value thereof, as the same may exist and be reported by Lessor from time to time, which replacement value is now $2,000,000, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises.

                  (b) Insurance of Lessee's fixtures. Lessee shall insure Lessee's fixtures, equipment and tenant improvements which are a part of the Premises under paragraph 9.5(a), hereof.

         10.3 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or similar rating, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall deliver to Lessor copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph 10.3. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of the insurance policies required to be provided by Lessee, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in paragraph 10.2.

         10.4 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this section 10, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         10.5 Indemnity. Except for claims caused by the negligence or willful misconduct of Lessor, Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor, except for Lessor's negligence, misconduct or default under this Lease. Lessee, as a material part of the consideration to Lessor, hereby assumes a risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

         10.6 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.

11. Damage or Destruction.

         11.1 Definitions.

                  (a) Partial damage. "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the then replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the then replacement cost of such building as a whole.

                  (b) Total destruction. "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the then replacement cost of such building at a whole.

                  (c) Insured Loss. "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 11.2(a).

         11.2 Partial Damage - Insured Loss. Subject to the provisions of paragraphs 11.4, 11.5 and 10.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to paragraph 9.5 hereof as soon as reasonably possible and this Lease shall continue in full force and effect.

                  11.3 Partial Damage - Uninsured Loss. Subject to the provisions of paragraphs 11.4, 11.5 and 11.6, if any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or
(ii) if the cost to repair such damage exceeds $25,000, give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         11.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insurance Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

         11.5 Damage Near End of Term. If at anytime during the last six months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor, or Lessee, may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within sixty
(60) days after the date of occurrence of such damage.

         11.6 Abatement of Rent; Lessee's Remedies.

                  (a) Abatement of rent. In the event of damage described in paragraphs 11.2 or 10.3, or 10.4, and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this section 11, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  (b) Lessee's right to terminate. If Lessor shall be obligated or shall elect to repair or restore the Premises under the provisions of this section 11 and shall not commence such repair or restoration within 60 days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

         11.7 Termination - Advance Payments. Upon termination of this Lease pursuant to this section 11, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor, Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

         11.8 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

12. Real Property Taxes.

         12.1 Payment of Taxes. Lessee shall, promptly upon receipt of tax bills, pay the real property taxes, as defined in paragraph 12.2 applicable to the Premises during the term of this Lease. Lessee's property tax obligation, however, shall not exceed $0.14/per square foot per month for the tax year 1996/1997. For subsequent years Lessee shall pay any increases in addition to said $0.14/per square foot per month which accrue after the date Lessor's pending tax appeal is settled. That is, if the appeal results in an actual tax more than $0.14/per square foot per month Lessee shall only pay said $0.14 plus any increase which occurs after the actual tax is determined. If the tax is less than said $0.14 Lessee shall only pay the actual amount. Lessor shall pay any tax increase which may result from a sale of the Premises by Lessor.

         12.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or
(iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises of which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

         12.3 Personal Property Taxes.

                  (a) Lessee's property. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                  (b) Mixed ownership. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.


13. Utilities. Lessee shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, water, garbage, outside lights, fire alarms, building security, landscaping, and other utilities and services supplied to the Premises, together with any taxes thereon. If any such utilities or services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion of the cost to be determined by Lessor of all charges jointly metered or charged with other premises.

14. Operating Expenses. Lessee shall be responsible for expenses for maintenance and repair of the exterior of the building, parking lot, landscaping, signage, fire sprinkler systems and/or alarm and security services, janitorial services, plumbing maintenance and repair, electrical systems, roof maintenance and repair after Lessor has installed a new roof (with the benefit of the warranty and excluding roof structure), and for sweeping and sealing the parking lot, but not for pavement overlay.

15. Assignment and subletting.

         15.1 Lessor's consent required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withheld. Lessor's disapproval of any assignee or sublessee, due to that party's financial capability or intended use of the premises as being incompatible with the uses of other tenants in the building shall be considered to be reasonable and therefore enforceable. Lessor shall respond to Lessee's request for consent hereunder within fourteen (14) days after receipt of a written request to sublease. If Lessor does not so respond the proposed sublease shall be deemed to have Lessor's consent. Any attempted assignment, transfer, mortgage, encumbrance or subletting without Lessor's consent shall be void, and shall constitute a breach of this Lease. If the amount of rent per square foot payable by an assignee or sublessee exceeds the rental rate per square foot provided under paragraph 4, Lessor and Lessee shall share the excess equally after allowing credit for Lessee's costs of subleasing.

         15.2 Lessee Affiliate. Notwithstanding the provisions of section 15 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

         15.3 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Ussee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

         15.4 Consent after assignment. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, with the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. It shall be deemed reasonable for Lessee to withhold its consent as to any such assignments, subletting, amendments or modifications which alter Lessee's rights or liabilities under this Lease to Lessee's substantial disadvantage.

         15.5 Attorneys' Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection therewith, such attorneys' fees not to exceed $500.00 for each such request.

16. Defaults; remedies.

         16.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee.

                  (a) Abandonment. The vacating or abandonment of the Premises by Lessee.

                  (b) Failure to pay. The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee.

In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                  (c) Failure to perform. The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in subparagraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

                  (d) Insolvency. (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 16.l(d) is contrary to any applicable law, such provision shall be of no force or effect.

                  (e) False financial statement. The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

         16.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

                  (a) Termination of lease. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor, in such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to section 18 applicable to the unexpired term of this Lease.

                  (b) Continue lease. Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  (c) Other remedies; interest. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

         16.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

         16.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding section 4 or any other provision of this Lease to the contrary.

         16.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

17. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, if more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage in Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

18. Brokers Fees. The parties acknowledge and consent to Cornish and Carey representing Lessee and Thomas J. Costello, Broker representing Lessor. The total brokers' fee obligation of Lessor is, by separate contract, as follows, being percentages of the Annual Net Net Net Rent:

                          Year 1:                6%
                          Year 2:                5%
                          Year 3:                4%
                          Year 4:                3%
                          Year 5:                2%

        Cornish & Carey shall receive 55% of the above fees plus 1% of the sixth year rent and 1% of the seventh year and last two months' rent. Thomas J. Costello, Broker, shall receive 45% of said above fees. One-half of the total fees shall be paid on execution of the lease and one-half upon occupancy, issuance of occupancy permit, and Lease Commencement. No other fees of any kind, including but not limited to fees for sales, options to renew, Lease renewals, expansions, or extensions, shall be due to brokers.

19. Estoppel Certificate.

         (a) Lessee to provide. Lessee shall at any time upon not less than ten
(10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of said modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

         (b) Lessee's failure to provide. At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

         (c) Financial statements. If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.


20. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title to the Premises, and in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided, that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

21. Severability. The invalidity of any provision of this Lease as determined by a court of competent of jurisdiction, shall in no way affect the validity of any other provision hereof.

22. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

23. Time of Essence. Time is of the essence.

24. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease in addition to rent payable under section 4 shall be deemed to be additional rent.

25. Incorporation of prior agreements; amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in section 18 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease relating to the use and occupancy of the Premises and any alterations made thereto by Lessee except as otherwise specifically stated in this Lease.

26. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, postage pre-paid, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes.

27. Waivers. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

28. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

29. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rental rate shall be 125% of the rate applicable to the last whole month of the term.

30. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

31. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

32. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of section 20, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of California.

         33.      Subordination.

         33.1 Subordination; Lessee's right to continued possession. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgage, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         33.2 Subordination documents. Lessee agrees to execute any reasonable documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 days after written demand shall constitute a material default by Lessee hereunder.

34. Attorney's Fees. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

35. Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times upon 24 hour prior written notice (except in cases of emergency) for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

36. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

37. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

38. Consents. Except for section 36 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

39. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

40. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties in and about the premises.

41. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel Maps and restrictions, so long as such easements, rights and dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Captions. Section and paragraph captions are included for convenience only and shall not affect construction of such section or paragraph.

45. Exhibits. Attached hereto are Exhibits A through D, which constitute a part of this Lease.

46. Tenant Improvements.

         46.1 Improvement Allowance. Lessor shall provide Lessee a leasehold "improvement allowance" of $5.00 per rentable square foot which will cover cost for space planning, plans, permits, and a portion of the construction. Prior to commencement of construction, Lessee shall submit all plans to Lessor and Lessor and Lessee shall approve such plans, subject to reasonable changes and adjustments. Upon approval by Lessor and Lessee, said plans shall be attached to this Lease as Exhibit "C". Lessee shall, at Lessee's expense, pay all construction costs in excess of the improvement allowance. Lessee shall pay all other contractors and suppliers and Lessor shall reimburse Lessee out of the improvement allowance on a "progress payment" basis upon presentation of actual paid invoices and satisfactory lien releases. Lessor shall be obligated to make such "progress payments" relative to the first and initial costs and expenses related to the Tenant Improvements.

         46.2 Coordination of Construction. Lessee shall manage the construction and coordinate construction with Lessor and the contractors. Only licensed and insured contractors shall be utilized. Lessor shall have the right to post a Notice of Non-Responsibility.

         46.3 Additional work by Lessor. In addition to the tenant improvement allowance, the Lessor shall pay and be responsible for the following items prior to Lessee taking possession of the Premises:

                  a) Lessor at Lessor's sole cost shall replace the entire roof of the building. The work shall be conducted in the spring or early summer of 1996. The work will be conducted immediately after Lease execution, however, if the warranty for such is not affected due to anticipated adverse weather.

                  b) Lessor at Lessor's sole cost shall maintain the HVAC units and replace them on an as-needed basis such as when compressors fail. Lessor at Lessor's sole cost shall maintain the HVAC system and enter into a service contract.

                  c) Lessor shall remove the raised computer room floor and remove the sheet rock from the windows adjacent to the Bandley as outlined and agreed upon in Exhibit D.

                  d) Lessor shall remove all Halon systems on the Bandley Side Computer Room and establish the fire safety systems as for a standard office in use per city of Cupertino building codes. Lessor shall not be responsible for safety systems related to new improvements obtained by Lessee.

                  e) Lessor shall be responsible for all ADA or access code items which would be applicable prior to taking possession of the Premises, and including any work related to new improvements completed or to be completed (excluding the modification of or addition of entries and/or specialized interior improvements) by Lessee, as indicated and agreed upon in Exhibit D.

                  f) Lessor shall not provide any structural retrofits to the building. If Lessee changes or affects the structural integrity of the building, Lessee shall be responsible for costs, to be reimbursed out of the improvement allowance.

                  g) Lessor shall have the building painted, if requested by Lessee, with, color input from Lessee, provided, that the cost of this painting work shall be paid out of the improvement allowance. Color shall be approved by Lessor.

                  h) Lessor and Lessee have further agreed to comply with Exhibit D, incorporated herein, based on Shores Associates' Report dated October 31, 1995.

        46.4 Generator. The electric generator and appurtenances shall remain on the site. Lessee shall have the option to use the generator and, if so, Lessee shall be responsible for all maintenance and repair. Lessee, at Lessee's cost, may install, a legal above-ground fuel tank for the generator, and may trench connections over to Lessee's adjacent building, subject to Lessor's approval of the plans, provided, that Lessee hereby assumes all responsibility and liability for the furnishing any and all electricity to the adjacent building, and agrees to indemnify and hold harmless Lessor from any and all loss, costs, liabilities, claims, attorneys' fees, and litigation expense, which Lessor may suffer or incur, based upon or arising out of the connection of said generator to property other than that demised in this Lease.

         46.5 Computer floors. Lessor shall retain ownership of the computer floors, however, Lessor shall provide Lessee with computer room floor pieces from the Bandley side computer room for Lessee to install in the floor of the main central computer room, at Lessee's expense. The freestanding air conditioning Liebert units shall remain the property of Lessor and may be left at the property.

         46.6 Lessee shall use best efforts in space planning to be able to use the freestanding air conditioning Liebert units (with no heat) in the interior computer room as no roof units with ducting to said room exist. However, if Lessee cannot use said units, Lessor, at Lessor's sole cost shall install an HVAC unit, or utilize existing units if capacity is available, for said space, including ducting.

47. Signs. Lessee may, at Lessee's expense, install one or more signs in the area in front of the Premises, conditioned upon approval by the City of Cupertino, and of Lessor, which shall, not unreasonably be withheld.

48. Hazardous Materials:

         48.1 Definition of Hazardous Materials: The term "Hazardous Material" shall, for purposes of this Agreement, mean any substance, material or waste which is or becomes regulated by any local governmental authority having jurisdiction, the State of California, or the United States government, including but not limited to any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed, pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a "hazardous substance" under Section 25316, of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act); (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances);
(v) petroleum; (vi) asbestos; (vii) polychlorinated biphenyls; (viii) listed under Article 9, or defined as "hazardous" or "extremely hazardous" pursuant to
Article 11, of Title 22 of the California Administrative Code, Division 4, Chapter 30; (ix) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section
1317); (x) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); (xi) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601); (xii) defined as a hazardous material in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); (xiii) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101), as amended from time to time; (xiv) described in any applicable so-called "superfund" or

"Superlien" law; and/or (xv) described in any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous or toxic waste or substances, as now or at any time hereafter in effect.

         48.2 Definition of Applicable Laws: The term "Applicable Laws" shall, for purposes of this Agreement, mean all applicable laws and governmental regulations including, without limitation, all applicable federal, state, and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters, including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation Recovery and Comprehensive Environmental Response Compensation and Liability Acts, and the California Environmental Quality Act, and the rules, regulations and ordinances of the city and county in which the Premises are located, the California Department of Health Services, the California Regional Water Quality Control Board, the California State Water Resources Control Board, the Environmental Protection Agency and all applicable federal, state and local agencies and bureaus and all rules, regulations, codes, ordinances referred to in paragraph 48.1, above.

         48.3 Responsibility of Parties.

                  a) Toxic materials. Lessor shall advise Lessee of any toxic materials known to Lessor which are located in or about the Premises, parking areas, storage area or other parts of the Project. It shall be the responsibility of Lessor at its sole cost and expense to remove any building toxic materials prior to the commencement of Lessee improvement construction. Further, Lessor's costs for the removal of toxic material(s) in Lessee's Premises or in any other location in the Project shall be the Lessor's sole responsibility. Lessee shall warrant to Lessor that Lessee will occupy in compliance with all environmental regulations and hold Lessor harmless from any environmental damage caused by Lessee. Lessee shall be responsible for toxic material used or stored at the Premises and indemnify Lessor against any loss, damage, or liability on account thereof.

49. Lessee's Representations and Covenants:

         49.1 Handling of hazardous materials. Lessee will, at all times, exercise due care and conduct appropriate inquiry regarding all Hazardous Materials and will take precautions against all foreseeable acts by third parties and the consequences thereof, with regard to hazardous materials. This paragraph is in no way intended to and shall not be deemed to constitute knowledge, acquiescence or endorsement by Lessor of or to an Hazardous material activity on or relating to the Premises.

         49.2 Use of hazardous materials. Lessee agrees that it will not cause or permit the use, presence, release, generation, storage, manufacturing, discharge, production or disposal of any Hazardous Materials, above, in, on, under and/or around the Premises or the transportation of any Hazardous Materials to or from the Premises in contravention of any Applicable Law.

Lessee hereby agrees at all times to comply fully and in a timely manner with and to cause all of its employees, agents, contractors and subcontractors and any other persons occupying or present on the Premises to so comply with all Applicable Laws now or any future time. It is understood that the obligation in the preceding sentence does not extend to the employees or agents of Lessor.

         49.3 Compliance with environmental requirements. If at any time it is determined that three are any Hazardous Materials located or released at, from, above, in, on, under or around the Premises during the term of this Lease or any extensions thereof, which under any Applicable Law requires special handling in use, collection, storage, treatment or disposal, Lessee shall commence with diligence within thirty (30) days after receipt of notice thereof and continue to diligently take all appropriate action, at Lessee's sole expense, to comply with all such Applicable Laws; provided, however, that Lessee shall not be responsible for environmental conditions existing on the date of possession of the Premises by Lessee, those caused by Lessor, its agents, employees or contractors, or those migrating onto the Premises as a result of the conduct of persons other than Lessee, its agents, employees, contractors or other users or occupants of the Premises.

         49.4 Release of hazardous materials. Lessee shall immediately advise Lessor in writing: (i) in the event that Lessee has knowledge, or has reasonable cause to believe that any Hazardous Materials has come to be released or located on or beneath the Premises, hereby acknowledging, in addition to the terms and conditions of this Lease, Lessee's duties pursuant to California Health and Safety Code Section 15359.7; (ii) of any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Applicable Law; (iii) of all claims made or threatened by any third party against Lessee with respect to the Premises or against the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (iv) of Lessee's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be otherwise subject to any restrictions on the ownership, occupancy, transferability, zoning or use of the Premises under any Applicable Law.

         49.5 Report of compliance. From time to time during the term of this Lease, Lessee shall, upon the request of Lessor, deliver to Lessor such evidence as Lessor may reasonably request of Lessee's compliance with any Applicable Law.

         49.6 Asbestos. Lessee shall not install or permit to be installed any asbestos or asbestos-containing materials (collectively, "Asbestos") in or on the Premises. In addition, Lessee acknowledges that in the event Lessee shall remove or cause to be removed any Asbestos from the Premises which has been installed or placed on the Premises by Lessee, any Environmental Protection Agency number assigned to the Asbestos so removed shall be solely in the name of the Lessee (as between Lessee and Lessor only), and Lessee shall assume (as between Lessee and Lessor only) on a recourse basis all liability for such removed Asbestos.

         49.7 Default. Lessee's failure to perform any of its obligations under this section 49 shall constitute a default under the Lease.

         49.8 Condition to assignment. Lessee's compliance with the terms and conditions of this section 49 constitutes a condition precedent to Lessee's right (if any) to assign this Lease or to sublet the Premises.

50. Indemnification of Lessor: Except as otherwise provided in paragraph 7.1, Lessee shall (at Lessee's expense) defend, indemnify, save and hold Lessor harmless against any and all claims, demands, losses, expenses, damages (general, punitive or otherwise), causes of action (whether legal or equitable in nature) asserted by any person, firm, corporation, entity or governmental body arising out of the construction of any alterations to the Premises by the Lessee or related to Lessee's responsibility for Hazardous Materials in relation to the Premises, or asserted to be a violation of any Applicable Law by Lessee, its agents, employees, contractors or any other user or occupant of the Premises except Lessor. Lessee shall pay to Lessor, upon Lessor's demand, all claims, judgments, damages, losses or expenses (including legal expenses) incurred by Lessor as a result of any legal action arising out of the construction of any alterations to the Premises by the Lessee, or caused by Lessee's breach of the covenants set forth herein, or caused by violation of any Applicable Law.

         50.1 Removal of hazardous materials. In addition to all other rights and remedies of Lessor hereunder, if Hazardous Materials for which Lessee is responsible are not removed from the Premises by Lessee within ninety (90) days after Lessee becomes aware that such Hazardous Materials are present on the Premises in violation of any Applicable Law, Lessor, at its sole discretion, may pay to have same removed and Lessee shall reimburse Lessor for the action cost thereof within five (5) days of Lessor's demand for payment. Lessee shall indemnify and hold Lessor and Lessor's employees and officers harmless from and against all loss, damage, liability (including all foreseeable and unforeseeable consequential damages) and expense (including, without limitation, the cost of any cleanup required by any Applicable Law of such Hazardous Materials and all attorneys' fees and expenses incurred by Lessor or Lessor's employees or officers in connection therewith) which Lessor or Lessor's employees or officers may sustain as a result of the presence or cleanup of such Hazardous Materials on the Premises.

         50.2 Waiver: The covenants, warranties, representations, indemnities and obligations of Lessee under this section 50, including without limitation, the obligations of Lessee to indemnify, defend and hold harmless Lessor, shall survive the termination or expiration of this Lease, and shall inure to the benefits of any purchaser in a foreclosure or trustee's sale, or by deed in lieu of foreclosure, of Lessor and of their respective successors and assigns. Lessee hereby waives, to the maximum extent permitted by law, any limitation upon such continuing liability.

51. Limitation of Liability of Lessor; Lien Priority. In the event Lessee shall ever obtain any judgment against Lessor arising from any breach of this Lease by Lessor or any liability of Lessor arising in connection with Lessee's occupancy under this Lease, any liability of Lessor, shall be limited solely to Lessor's interest in the real property of which the Premises are a part and to any insurance maintained by Lessor pursuant to this Lease. Any lien against the real property of which the Premises are a part, obtained to enforce any judgment and levy of execution thereof in connection with this Lease, shall be subject and subordinate to any and all ground and underlying leases, mortgages and deeds of trust and easements and other restrictions which now affect said real property or underlying leases.

52. Option to extend term. Lessee shall have three (3) successive options, each to extend the lease term for a period of three (3) years commencing upon the expiration of the preceding lease term, provided, however, that:

         (a) Notice of Exercise. Lessee shall unconditionally have exercised its right to extend the lease term by written notice given to Lessor not later than one hundred twenty (120) days prior to the expiration of the preceding lease term, and

         (b) No Default. Lessee shall not, at the time Lessee exercises its option, be in default of any of the material terms and conditions of this Lease and this Lease shall be in full force and effect.

In the event Lessee exercises the option as aforesaid, the parties shall have a period of thirty (30) days following the ninetieth (90th) day preceding the expiration of the previous term of this Lease, to establish the fair market rental of the Premises by mutual agreement. The geographic area for determining "fair market rental" shall be limited to within two miles of subject property. If, within such thirty (30) days the parties so agree, then they shall execute a written memorandum establishing the fair market rental. 95 % of the fair market rental, but not less than the amount of the last month's rent for the immediately preceding lease term, whichever is greater, shall be the monthly rental rate in effect for each three (3) year extension. If for any reason the parties have failed to agree upon such fair market rental (which failure shall be evidenced conclusively by their failure to execute a memorandum setting forth the agreed fair market rental), then each party shall have a period of thirty
(30) days following the end of such thirty (30) day negotiation period in which to produce a written opinion by an appraiser or real estate broker with at least five (5) years' experience in appraising real property in the Cupertino area of Santa Clara County, California. If a party fails to produce such an appraisal, the appraisal produced by the other party shall be determinative of the fair market rental. If both parties produce such an appraisal, and the two appraisals establish the same fair market rental, or if the higher of the two appraisals is not more than three percent (3%) higher than the lower of the two appraisals, the fair market rental shall be deemed established by the average of the two appraisals. If the two appraisals are not equivalent or within such three percent (3%) range, then the two appraisers shall mutually meet and select a third appraiser with the same qualifications aforesaid, who shall act as an ombudsman and evaluate the two appraisals. If the two appraisers initially selected are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days written notice to the other party can apply to the person who is presiding judge of the Santa Clara Superior Court for the selection of a third appraiser who meets the qualifications stated in this subparagraph. Each of the parties shall bear one-half (1/2) of the costs of appointing the third appraiser and of paying the third appraiser's fee. (Each party shall bear the cost of fees charged by the appraiser selected by such party.) The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, such appraiser shall, in writing, communicate to Lessor and Lessee that, in his opinion, either one or the other of the two appraisals previously submitted is nearest to his independent opinion of the fair market rental value of the Premises. The appraisal so selected shall conclusively establish the fair rental value of the Premises for the ensuing three (3) year period.

                  (c) Rental Rate. Upon establishment of such fair rental value (whether by agreement of the parties or by the appraisal procedure set forth above), the parties shall immediately execute an amendment to this Lease establishing rental at 95% of the fair market rental rate, but not less than the rate in effect during the last year of the immediately preceding term. If the parties have not agreed upon the new rental rate, or if the appraisal process set forth above has not established a new rental rate, on or before the commencement of the extension period, Lessee shall continue to pay rent at a rate which is one hundred fifteen percent (115%) of the rent in effect at the end of the immediately preceding term of this Lease, and when the new rental rate has been established, then (i) if the new rental rate is greater than 115% of the rent in effect at the end of the immediately preceding term of the Lease, Lessee shall within ten (10) days pay to Lessor the amount of the deficiency, or
(ii) if the monthly rental established is less than one hundred fifteen percent (115%) of the rental rate in effect at the end of the immediately preceding term of this Lease, then within ten (10) days after the new rental rate is established, Lessor shall refund to Lessee the excess rent paid by Lessee. In no event shall the rent established by the agreement of the parties or the appraisal process herein set forth be less than that in effect at the end of the immediately preceding term of this Lease, anything hereinabove to the contrary notwithstanding.

                  (d) Option not separately assignable. These options may not be assigned apart from an assignment of this Lease with Lessor's consent as provided by paragraph 15.1.

Approved and Accepted:

LESSOR:                                     LESSEE:
Burrel Leonard, doing business              CKS Partners, Inc., a California
as The Leonard Company                       corporation

/s/ Burrel Leonard                          By
-------------------------------               ----------------------------------
                                               Mark David Kvamme, President

                                               /s/ Carlton H. Baab
                                              ----------------------------------
                                               Carlton H. Baab, Chief Operating
                                               Officer, Executive Vice President

Address:  10050 N. Wolfe Rd., SW2-260         Address:   [ILLEGIBLE]
          Cupertino, CA 95014

                                  FOR LEASE                            EXHIBIT A

                           20,286 SQ. FT. FREESTANDING
                               OFFICE/R&D BUILDING


                              [GRAPHIC: FLOORPLAN]


For More Information, Contact:                               IPA

THOMAS J. COSTELLO                                           595 Park Ave., #305
 Exclusive Agent               20615 LAZANEO DRIVE           San Jose, CA 95110
(408) 282-1622                                              Tel: (408) 282-1622
                                   CUPERTINO                 Fax:(408) 282-1621

                                    EXHIBIT B


                           [MAP OF LAZANEO BUILDING]

                                                         EXHIBIT C



                                 Future Plans to
                                   be Approved

                                    EXHIBIT D



DATE: November 8, 1995

RE: Shores Associates Report Dated October 31, 1995



Landscape

         - Landscape irrigation will be turned over to Lessee "as is" in operating condition with no leaks.

Site Parking Lot

         - Parking lot is turned over to Lessee in "as is" condition and Lessor will repair if failure occurs.

Accessibility - Title 24

         - Title 24 Compliance is the total responsibility of Lessee on interior improvements. Lessor to be responsible for exterior signage.

Accessibility - Parking

         - Newspaper stands are not on Lessors' property and not the responsibility of Lessor to remove or relocate.

         - Lot will be striped if needed and handicap spaces added as required by the City at Lessor's cost.

Accessibility Routes

         - Lessor to provide proper accessibility on exterior of main entrance and side entrance if required. Lessee to be responsible for all interior accessibility - excluding items in Lease Agreement.

Signage

         - Lessor to be responsible for all exterior signage and restroom signage only.

Restrooms

         - Lessor to remount dispensers to meet ADA code.

         - Lessor to re-insulate P-Traps.

         - Lessor to repair any damaged tile below urinal

         - Toilet fixtures will be replaced by Lessor if required by City of Cupertino.

         - Faucets to be replaced by Lessor (front restroom).

         - If required by City of Cupertino or any governing agency for term of Lease, Lessor will modify 60" diameter clearance in main men's restroom.

Controls

         - Lessee's responsibility. (Lessor only to replace drinking fountains if requested by City.)

         - Lessor to correct the one door to meet code.

Handrails

         - Lessee responsible for handrail modification on interior of building.

Interiors

         - Existing skylights will be replaced with new by Lessor

         - One hour separations and exit pathways are Lessee's responsibility.

         - Lessor to repair or replace any exit signage or emergency lighting.

         - Energy management and lighting conservation is responsibility of Lessee.

Insulation

         - Lessee responsible for Tile 24 Energy Compliance for walls, roof, and lighting.

         - Lessor to replace existing roof membrane with new.

Ceilings

         - Lessee responsible for seismic bracing.

Window

         - Lessor to remove covering and restore windows on north and west side of building.

Flooring

         - Lessee to accept floor covering "as is" and no replacement by Lessor

         - Lessor to remove any asbestos tile as requested by Tenant improvement plan if requested by Lessee.

Computer Rooms

         - Computer rooms on west side of building will be abandoned at Lessor's sole cost.

         - Halon tank, if requested by Lessee, will be replaced by Lessor in central computer room.

  Loading Docks

         - To remain "as is" unless Lessee wishes to change and pay for such changes.

  Generator Room

         - There is an existing 40 gallon fuel tank in the room. Lessee is responsible for installing anything beyond what is existing. Lessee may exchange existing generator for a new system which is more efficient and use any credit on old system for purchase of new equipment. This new equipment


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
         becomes the property of Lessor upon Lease termination. It is also Lessee's responsibility to maintain such equipment.

Roof

         - New roof with proper drains will be installed at Lessor's cost. Maintenance and inspections are Lessee's responsibility after warranty period.

HVAC

         - HVAC equipment will be replaced with new equipment upon compressor failure by Lessor. Lessor to be responsible for HVAC maintenance on a quarterly basis at Lessor's cost. Liebert units to be removed from west computer room only. HVAC to be restored for office environment by Lessor. All mechanical equipment will be in good operating condition upon move in by Lessee

Electrical

         - Electrical distribution is the responsibility of Lessee. Older HVAC units to stay on 208/120 volts.

         - Lessors responsibility on the west computer room is to demo floor and electrical and cabling below floor, restore windows, HVAC, fire protection, and concrete flooring to be prepped and ready for carpet installation.

         - GFI testing is responsibility of Lessee (if so applicable, all will be in operating order). Lessor will conduct an electro-thermograph of all distribution panels and pay for such and any repairs needed.

         - Code does not require the installation of a ground fault interruption device in existing buildings. Lessor will not be responsible if main is not equipped with such.

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
Fire and Life Safety

         - Lessor will make certain that existing fire detection system is operational, but will not install new system. Remounting to proper height will be Lessee's responsibility.

         - Lessor to test fire systems and have 5 year test on system and pay for such tests.

Leasing Issues

         - Tenant improvements to a building constructed in 1976 does not require the building to be structurally upgraded. Therefore, Lessor will not structurally upgrade to todays code.

         - Lessor will comply with all exterior ADA and Title 24 required by City.

         - Lessor will not be responsible for complete interior accessibility, only items specified in Lease.

         - Lessor will not seismically upgrade ceilings

         - HVAC to be replaced and maintained by Lessor as per Lease

         Agreement.

         - Lessor to replace entire roof membrane and skylights.

         - Lessor to turn landscaping and irrigation over to Lessee in working order.


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